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                                   Exhibit 11


Statement re:  computation of per share earnings



                                                        Thirteen Weeks Ended
                                                        --------------------
                                                      Dec 31,           Jan 1,
                                                       1995             1995
                                                    -----------      -----------
Weighted average shares outstanding                  13,225,612       11,345,727
Common Stock equivalents:
  Stock options                                          89,351          275,428
                                                    -----------      -----------
                                                     13,314,963       11,621,155
                                                    ===========      ===========

     Net Income                                     $   545,000      $ 1,520,000
                                                    ===========      ===========



EARNINGS PER COMMON SHARE                           $       .04      $       .13
                                                    ===========      ===========



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